Exhibit 23.1

We hereby consent to the financial statements of China Holdings Group, Inc. for the years ended December 31, 2009 and December 31, 2008 of our reports dated April 12, 2010 included in its Form S-1 dated September 16, 2010 relating to the financial statements for the years ended December 31, 2009 and December 31, 2008.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
September 20, 2010 ___________________________________
Date